SCHEDULE 14C INFORMATION

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NATIONWIDE VARIABLE INSURANCE TRUST
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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

May 8, 2023

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Calvert Equity Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT BNY Mellon Sustainable U.S. Equity Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Atlanta Capital Management Company, L.L.C. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Newton Investment Management Limited as the Fund’s subadviser. These changes became effective on March 6, 2023. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until August 31, 2023. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 844-853-0930.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Calvert Equity Fund (the “Fund”), a series of the Trust.  Until recently, the Fund was known as the “NVIT BNY Mellon Sustainable U.S. Equity Fund.” All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of April 5, 2023, had selected the Fund as an underlying investment option within their variable contracts will receive this Information Statement.

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective March 6, 2023, Atlanta Capital Management Company, L.L.C. (“Atlanta Capital”) began serving as the subadviser to the Fund, following the termination of Newton Investment Management Limited (“Newton”), the Fund’s previous subadviser.

Atlanta Capital is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Atlanta Capital is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Atlanta Capital, located at 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309, as the new subadviser to the Fund. The Board approved the appointment of Atlanta Capital as the subadviser to the Fund on December 7, 2022. The factors considered by the Board in making its decision to approve Atlanta Capital as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term growth of capital by investing primarily in securities of companies that meet the Fund’s financial criteria and social policy. Newton had subadvised the Fund since May 2020, when it replaced the

Fund’s previous subadviser. The Fund had generally underperformed compared to the S&P 500® Index, the Fund’s benchmark index at the time, over the 3- and 5-year periods ended September 30, 2022, which underperformance is attributable to both Newton and the Fund’s previous subadviser. During Newton’s tenure as the Fund’s subadviser, there was also complete turnover of the Fund’s portfolio management team along with other organizational changes at Newton. NFA determined to recommend the replacement of Newton as the Fund’s subadviser to seek another manager who could provide an environmental, social and governance (“ESG”) equity profile, delivered by a stable and tenured investment team, with a strong and consistent performance track record.

ATLANTA CAPITAL

NFA recommended to the Board that Atlanta Capital be appointed to serve as the Fund’s subadviser in place of Newton. NFA developed its recommendation that Atlanta Capital be appointed based on an analysis of its equity investment capabilities and processes, management team, risk management, compliance program and operational capabilities, as well as its access to and incorporation of ESG research provided by Calvert Research and Management (“Calvert”), with which Atlanta Capital is affiliated. NFA placed particular emphasis on Atlanta Capital’s high-quality, large cap growth strategy, which commenced in 1998.
As subadvised by Atlanta Capital, under normal conditions, the Fund invests at least 80% of its net assets in equity securities of U.S. issuers. For purposes of the Fund’s 80% policy, a U.S. issuer is defined as a company whose stock is listed on the New York Stock Exchange or NASDAQ. The Fund normally invests in common stocks of companies having market capitalizations that rank among the top 1,000 U.S. listed companies. The Fund may invest up to 20% of its assets in dollar-denominated stocks of foreign companies (including depositary receipts). The Fund also may invest in stocks of mid-cap companies and in publicly traded real estate investment trusts.
Through investment in high quality companies, the Fund’s subadviser seeks to build a portfolio that may participate in rising markets while minimizing participation in declining markets. Quality is determined by analysis of a company’s financial statements and is measured by a company’s demonstrated ability to consistently grow earnings over the long-term.  High quality companies typically have strong balance sheets, sustainable cash flow, enduring competitive advantages, long product cycles, and stable demand over a business cycle, among other characteristics.  The subadviser may use “financial quality rankings” provided by nationally recognized rating services as additional information.
Atlanta Capital is responsible for fundamental analysis and security selection, incorporating ESG information provided by ESG analysts at Calvert, Atlanta Capital’s affiliate.  Atlanta Capital typically favors high quality companies it believes to have sustainable above-average earnings growth potential and to be trading below intrinsic value. Sustainable earnings growth potential is determined by fundamental analysis of a company’s financial trends and management; products and services; industry position and conditions; and other factors. The subadviser seeks to invest in companies that manage ESG risk exposures adequately and that are not exposed to excessive ESG risk through their principal business activities. Companies are analyzed by Calvert’s ESG analysts using The Calvert Principles for Responsible Investment, a framework for considering ESG factors. Each company is evaluated relative to an appropriate peer group based on material ESG factors as determined by Calvert. The subadviser seeks to manage individual security risk through analysis of each security’s risk/reward potential and to manage portfolio risk by constructing a diversified portfolio of what they believe to be attractively valued growth stocks.
Joe B. Hudepohl, CFA, Robert R. Walton, CFA, Lance V. Garrison, CFA and Jeff A. Miller, CFA are jointly responsible for the day-to-day management of the Fund, including the selection of the Fund’s investments.
Mr. Hudepohl joined Atlanta Capital in 2015, where he serves as a Managing Director for the Growth Equity Team and Portfolio Manager.
Mr. Walton joined Atlanta Capital in 1999, where he serves as a Portfolio Manager.
Mr. Garrison joined Atlanta Capital in 2007, where he serves as a Portfolio Manager.
Mr. Miller joined Atlanta Capital in 2014, where he serves as a Portfolio Manager.
Based on the foregoing considerations, NFA recommended to the Board that Atlanta Capital be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a meeting held on December 7, 2022 (the “Meeting”), the Board, including those members who are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Atlanta Capital as the subadviser to the Fund pursuant to a subadvisory agreement between Atlanta Capital and NFA. The Board was provided with detailed materials relating to Atlanta Capital in advance of the Meeting. The Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Atlanta Capital as the Subadviser. In making its determinations, the Board took into account information provided to it by NFA as to the services to be provided by Atlanta Capital under the subadvisory agreement, including information relating to the investment strategy and processes for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of Atlanta Capital who would be managing the Fund. The Board noted that the strategy by which Atlanta Capital would manage the Fund would rely, in the stock selection process, in part on the Calvert Principles for Responsible Investment developed by Calvert, an affiliate of Atlanta Capital.

Investment Performance. The Board considered information concerning the past performance record of Atlanta Capital in managing the investment strategy it intended to use in managing the Fund’s assets. The Board considered information relating to the proposed change of the Fund’s benchmark, from the current S&P 500 Index to the Russell 1000 Growth Index, to reflect the increased growth orientation of the Fund’s portfolio and to align the benchmark with that used by Atlanta Capital more generally in the management of the strategy.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Atlanta Capital with respect to the Fund. The Board considered that the subadvisory fee schedule proposed to be paid to Atlanta Capital would include breakpoints, by contrast to the fee paid to Newton, which did not include breakpoints.  The Board considered that the subadvisory fee paid to Atlanta Capital at the Fund’s current asset level would be equal to the rate at which the subadvisory fee was paid to Newton; it also considered NFA’s willingness to consider adding breakpoints to its own advisory fee as the Fund grows.

Profitability; Fallout Benefits. No information was presented to the Board regarding Atlanta Capital’s expected profitability as a result of the subadvisory agreement or the expected profitability of the Fund to NFA following the implementation of the new subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other Nationwide Funds.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement for a two-year period commencing from the execution of the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Atlanta Capital, dated January 27, 2023 (the “Agreement”), was approved by the Board, including the Independent Trustees, on December 7, 2022. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2025, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent

Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Atlanta Capital. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Atlanta Capital (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Atlanta Capital and for overseeing and reviewing the performance of Atlanta Capital. Atlanta Capital is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Atlanta Capital is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Atlanta Capital selects and to negotiate commissions to be paid on such transactions. In doing so, Atlanta Capital is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Atlanta Capital and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Atlanta Capital is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Atlanta Capital’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Atlanta Capital for any liability and expenses which may be sustained by Atlanta Capital as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Atlanta Capital establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Atlanta Capital to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Atlanta Capital and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT ATLANTA CAPITAL

Atlanta Capital is located at 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309. The following table sets forth the names and principal occupations of the principal executive officers of Atlanta Capital. The address of each person listed below is 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309.

Name	Title
Ray K. Williams	President & Chief Operating Officer
Laura Donovan	Chief Compliance Officer

Atlanta Capital was founded in 1989 as a registered investment adviser. Like its affiliate, Calvert Research and Management, Atlanta Capital is an indirect, wholly owned subsidiary of Morgan Stanley.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2022, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 6, 2022. The Investment Advisory Agreement was last approved by shareholders of the Fund upon the Fund’s inception on March 24, 2008.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of April 5, 2023, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of April 5, 2023, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of April 5, 2023, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Atlanta Capital, as subadviser to the Fund, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract

Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Atlanta Capital, nor do any such Officers or Trustees own securities issued by Atlanta Capital or have any other material direct or indirect interest in Atlanta Capital.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 844-853-0930.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

May 8, 2023

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Atlanta Capital (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
NVIT Calvert Equity Fund	0.25% on Subadviser Assets up to $500 million; 0.245 % on Subadviser Assets of $500 million and more but less than $1 billion; and 0.24% on Subadviser Assets of $1 billion and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
NVIT Calvert Equity Fund	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2022. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Calvert Equity Fund	$651,812
C-1

EXHIBIT D

OUTSTANDING SHARES

As of April 5, 2023, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT Calvert Equity Fund Class I	551,807.881
NVIT Calvert Equity Fund Class II	7,815,786.384
NVIT Calvert Equity Fund Class Y	0
D-1

EXHIBIT E

5% SHAREHOLDERS

As of April 5, 2023, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Calvert Equity Fund Class I
JEFFERSON NATIONAL LIFE INS CO LOUISVILLE, KY 40223	214,440.606	38.9%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	157,928.884	28.6%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	132,145.470	23.9%
NVIT Calvert Equity Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	7,213,515.194	92.3%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT Calvert Equity Fund
(formerly, NVIT BNY Mellon Sustainable U.S. Equity Fund)

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 8, 2023

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT Calvert Equity Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). Until recently, the Fund was known as the “NVIT BNY Mellon Sustainable U.S. Equity Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT Calvert Equity Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Atlanta Capital Management Company, L.L.C. to serve as the new subadviser to the Fund. This change became effective on March 6, 2023. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of April 5, 2023, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about May 17, 2023. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until August 31, 2023. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 844-853-0930.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.